ALEXION ADDS PAUL A. FRIEDMAN, M.D.
TO ITS BOARD OF DIRECTORS
- Former President and CEO of Incyte Corporation Brings
Extensive R&D and Biotech Experience -

NEW HAVEN, Conn., - September 14, 2017 - Alexion Pharmaceuticals, Inc. (NASDAQ:ALXN) today announced that Paul A. Friedman, M.D. has been appointed to serve on the Company’s Board of Directors, succeeding R. Douglas Norby, who has retired as a Director following 18 years of service to the Company. Alexion also announced that Director Alvin S. Parven advised the Board that he does not plan to stand for re-election at the Company’s next annual meeting of shareholders following 18 years of service as an Alexion director. Alexion’s Board of Directors has retained Spencer Stuart to conduct a search for an additional new Director.
Dr. Friedman is a well-known and highly-respected veteran of the biotech industry with deep experience in research, and both early and late clinical development. Over his more than 40-year career, Dr. Friedman has established a strong track record of building and leading R&D organizations, successfully expanding their pipelines of assets, overseeing the commercial development of innovative therapeutic products across a range of areas, and building shareholder value.
Dr. Friedman served as President and Chief Executive Officer of Incyte Corporation, a leading biopharmaceuticals company, from 2001-2014 where he led a transformation of the business from genomics to a therapeutic focus establishing its foundation as a leader in oncology. He continues to serve on Incyte’s Board of Directors. Currently, Dr. Friedman serves as Chairman and Chief Executive Officer of Madrigal Pharmaceuticals, Inc., following its merger with Synta Pharmaceuticals Corporation in July 2016. Earlier in his career, Dr. Friedman held executive and R&D positions with DuPont Pharmaceuticals Research Laboratories, Merck Research Laboratories and Merck Sharp & Dohme Corporation. Dr. Friedman received his M.D. from Harvard Medical School and his B.S. in Biology from Princeton University.
David Brennan, Chairman of the Board, commented, “We are very pleased to welcome Dr. Friedman to the Alexion Board of Directors. Paul’s R&D expertise, executive experience, and extensive biotech background will be highly valuable as we continue to add directors with highly relevant experience, and as we execute on our refocused strategy to position Alexion for its next phase of growth under our new management team. As we welcome Paul onto the Board, we also want to express our deep appreciation to Doug Norby for his many contributions to Alexion during his tenure as a director, including serving as our lead independent director for a number of years. We also want to thank Al Parven for his 18 years of service and contributions while serving on Alexion’s Board. We wish Doug and Al all the best.”
Dr. Friedman added, “Alexion is an exciting company with significant strengths to build upon as the Company grows its rare disease business and focuses on expanding its pipeline through both internal innovation in complement and external R&D opportunities to deliver future growth. I look forward to contributing to Alexion’s future as a member of the Board of Directors.”
About Alexion
Alexion is a global biopharmaceutical company focused on developing and delivering life-transforming therapies for patients with devastating and rare disorders. Alexion is the global leader in complement inhibition and has developed and commercializes the first and only approved complement inhibitor to treat patients with paroxysmal nocturnal hemoglobinuria (PNH), atypical hemolytic uremic syndrome (aHUS), and refractory generalized myasthenia gravis (gMG). In addition, Alexion has two highly innovative enzyme replacement therapies for patients with life-threatening and ultra-rare metabolic disorders, hypophosphatasia (HPP) and lysosomal acid lipase deficiency (LAL-D). As the leader in complement biology for over 20 years, Alexion focuses its research efforts on novel molecules and targets in the complement cascade, and its development efforts on the core therapeutic areas of hematology, nephrology, neurology, and metabolic disorders. This press release and further information about Alexion can be found at: www.alexion.com.
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Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements often include words such as "anticipate," "believe," "expect," "will," or similar expressions. Forward-looking statements are subject to factors that may cause Alexion's results and plans to differ from those expected, including the risks set forth from time to time in Alexion's filings with the U.S. Securities and Exchange Commission, including but not limited to the risks discussed in Alexion's Quarterly Report on Form 10-Q for the period ended June 30, 2017 and in our other filings with the U.S. Securities and Exchange Commission. Alexion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof, except when a duty arises under law.

Contacts:
Alexion:
Media
Kim Diamond, 475-230-3775
Executive Director, Corporate Communications
or
Investors
Elena Ridloff, CFA, 475-230-3601

Vice President, Investor Relations
or
Catherine Hu, 475-230-3599
Director, Investor Relations